As filed with the Securities and Exchange Commission on March 4, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 27, 2013

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 27, 2013, the board of directors of B&G Foods, acting upon the recommendation of the board’s nominating and governance committee, approved amendments to our bylaws, effective as of that date.

The amendments to Sections 1.1.5 and 2.1 of our bylaws change the vote standard in uncontested elections of directors from a plurality of the votes cast to a majority of the votes cast.  A majority of the votes cast means that the number of votes cast “for” a nominee for director must exceed the number of votes cast “against” that nominee.  In contested elections of directors the vote standard will remain a plurality of the votes cast.  A contested election is an election in which the number of nominees for director exceeds the number of directors to be elected.

The foregoing is a summary of the material amendments to our bylaws and is qualified in its entirety by reference to the bylaws, as amended and restated, that are attached to this report as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

3.1	Bylaws of B&G Foods, Inc., as amended and restated through February 27, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: March 4, 2013	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel & Secretary